Exhibit 99.1

STARGAMES LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

		Independent Auditor’s Report	1
		Statement of financial performance	2
		Statement of financial position	3
		Statement of cash flows	4
Note No		Notes to the consolidated financial statements	5
1	—	Summary of significant accounting policies	5
2	—	Revenue from ordinary activities	11
3	—	Expenses and losses (gains)	11
4	—	Income tax	13
5	—	Dividends paid or proposed	13
6	—	Receivables	14
7	—	Inventories	14
8	—	Other assets	15
9	—	Property, plant and equipment	16
10	—	Intangible assets	17
11	—	Payables	18
12	—	Interest-bearing liabilities	18
13	—	Provisions	19
14	—	Contributed equity	20
15	—	Reserves and retained earnings	21
16	—	Statement of cash flows	22
17	—	Lease expenditure commitments	23
18	—	Employee benefits	24
19	—	Contingent liabilities	26
20	—	Subsequent events	26
21	—	Earnings per share	27
22	—	Auditors’ remuneration	28
23	—	Director and executive disclosures	28
24	—	Related party disclosures	33
25	—	Interests in controlled entities	34
26	—	Segment information	36
27	—	Financial instruments	40
28	—	Impact of adopting Australian equivalents to IFRS	41
29	—	Reconciliation to accounting principles generally accepted in the United States	44
		Directors’ Declaration	54

Report of Independent Auditors

The Board of Directors and Shareholders of Stargames Limited

We have audited the accompanying consolidated statements of financial position of Stargames Limited as of June 30, 2005 and 2004, and the related consolidated statements of financial performance and cash flows for each of the three years in the period ended June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stargames Limited at June 30, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in Australia, which differ in certain respects from accounting principles generally accepted in the United States of America (see Note 29 to the consolidated financial statements).

/s/ Ernst & Young

Sydney, Australia
March 20, 2006

Statement of Financial Performance

		For the year ended 30 June
	Note	2005	2005	2004	2003
		A$’000	U$’000	A$’000	A$’000
Revenues from ordinary activities	2	71,435	54,362	65,916	61,427
Expenses from ordinary activities
Raw materials and consumables used		(28,414)	(21,623)	(27,926)	(23,027)
Depreciation and amortisation expenses	3	(1,255)	(955)	(3,866)	(3,632)
Borrowing costs expense	3	(221)	(168)	(163)	(404)
Salaries and employee benefits expense		(15,202)	(11,569)	(13,607)	(11,056)
Other expenses from ordinary activities	3	(17,644)	(13,427)	(12,695)	(15,867)
Profit from ordinary activities before income tax expense		8,699	6,620	7,659	7,441
Income tax expense relating to ordinary activities	4	(2,685)	(2,043)	(915)	—
Profit from ordinary activities after income tax expense		6,014	4,577	6,744	7,441
Net profit attributable to members of Stargames Limited	15	6,014	4,577	6,744	7,441
Share issue costs		—	—	—	(132)
Total revenues, expenses and valuation adjustments attributable to members of Stargames Limited and recognised directly in equity		—	—	—	(132)
Total changes in equity other than those resulting from transactions with owners as owners		6,014	4,577	6,744	7,309
Basic earnings per share (cents per share)	21	6.42	4.88	7.23	8.10
Diluted earnings per share (cents per share)	21	6.40	4.87	7.18	8.00
Franked dividends per share (cents per share)	5	5.00	3.81	4.50	3.00

The Statement of Financial Performance is to be read in conjunction with the accompanying notes.

Statement of Financial Position

		As at 30 June
	Note	2005	2005	2004
		A$’000	U$’000	A$’000
Current assets
Cash assets	16	566	431	2,743
Receivables	6	38,323	29,164	27,882
Inventories	7	12,085	9,196	8,411
Other	8	1,121	853	676
Total current assets		52,095	39,644	39,712
Non-current assets
Receivables	6	550	419	—
Property, plant and equipment	9	7,147	5,439	5,776
Deferred tax assets	4	1,559	1,186	1,074
Intangible assets	10	2,986	2,272	3,200
Other	8	2,149	1,635	2,265
Total non-current assets		14,391	10,951	12,315
Total assets		66,486	50,595	52,027
Current liabilities
Payables	11	14,413	10,968	11,792
Interest-bearing liabilities	12	6,446	4,905	317
Current tax liabilities	4	2,305	1,754	418
Provisions	13	2,733	2,080	2,753
Total current liabilities		25,897	19,707	15,280
Non-current liabilities
Interest-bearing liabilities	12	325	247	359
Deferred tax liabilities	4	568	432	699
Provisions	13	418	318	278
Total non-current liabilities		1,311	997	1,336
Total liabilities		27,208	20,704	16,616
Net assets		39,278	29,891	35,411
Equity
Contributed equity	14	40,047	30,476	38,827
Asset revaluation reserve	15	841	640	—
Accumulated losses	15	(1,610)	(1,225)	(3,416)
Total equity		39,278	29,891	35,411

The Statement of Financial Position is to be read in conjunction with the accompanying notes.

Statement of Cash Flows

			For the year ended 30 June
	Note		2005	2005	2004	2003
			A$’000	U$’000	A$’000	A$’000
Cash flows from operating activities
Receipts from customers			65,127	49,562	63,903	54,041
Payments to suppliers and employees			(66,067)	(50,277)	(57,045)	(49,156)
Interest received			60	46	30	19
Borrowing costs			(219)	(167)	(163)	(404)
Income tax paid			(1,414)	(1,076)	(872)	—
Receipts from licence and distribution fees			66	50	534	6,400
Payments of licence and distribution fees			—	—	—	(4,185)
Others			42	32	68	254
Net cash flows (used in) from operating activities	16	(a)	(2,405)	(1,830)	6,455	6,969
Cash flows from investing activities
Payments for property, plant and equipment			(1,413)	(1,075)	(1,111)	(657)
Payments for development expenditure on gaming projects			(868)	(661)	(1,352)	(2,521)
Payments for development expenditure on vending projects			(22)	(17)	(74)	(239)
Proceeds from sale of property, plant and equipment			57	43	198	438
Net cash flows used in investing activities			(2,246)	(1,710)	(2,339)	(2,979)
Cash flows from financing activities
Proceeds from issue of ordinary shares			1,220	928	189	3,210
Proceeds from borrowings			5,500	4,186	—	—
Payment of share issue costs			—	—	—	(132)
Repayment of borrowings			—	—	(1,510)	(3,508)
Payment of dividends on ordinary shares			(4,168)	(3,172)	(2,764)	—
Payment for loans			(550)	(418)	—	—
Repayment of finance lease principal			(156)	(119)	(153)	(184)
Net cash flows from (used in) financing activities			1,846	1,405	(4,238)	(614)
Net (decrease) increase in cash held			(2,805)	(2,135)	(122)	3,376
Cash at the beginning of the financial year			2,634	2,004	2,756	(620)
Cash at the end of the financial year	16	(b)	(171)	(131)	2,634	2,756

The Statement of Cash Flows is to be read in conjunction with the accompanying notes.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of accounting

The financial report is a general-purpose financial report that has been prepared in accordance with applicable Australian accounting standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) and the Corporations Act 2001 (AGAAP). The financial report has also been prepared on an accruals basis and is based on historical costs and does not take into account changing money values, except for land and buildings which have been measured at fair value.

(b) Changes of accounting policies

The accounting policies adopted are consistent with those of the previous years, except for land and buildings which previously were measured at cost and are now measured on a fair value basis. This change in accounting policy resulted in an increase of land and buildings of $841,000 and the corresponding adjustment to asset revaluation reserve in 2005. No adjustment was made to the comparative periods presented herein.

(c) Principles of consolidation

The consolidated financial statements incorporate the assets and liabilities of all entities controlled by Stargames Limited as at 30 June 2005 and the results of all controlled entities for the year then ended. Stargames Limited and its controlled entities together are referred to in this financial report as the economic entity. A list of controlled entities is contained in Note 25 to the financial statements. All inter-company balances and transactions between entities in the economic entity, including any unrealised profits and losses, have been eliminated on consolidation.

The financial statements of controlled entities are prepared for the same reporting period as the parent entity, using consistent accounting policies.

Where controlled entities have entered or left the economic entity during the year, their operating results have been included from the date control was obtained or until the date control ceased.

(d) Foreign currencies

Translation of foreign currency transactions

Transactions in foreign currencies of entities within the consolidated entity are converted to local currency at the rate of exchange ruling at the date of the transaction.

Foreign currency monetary items that are outstanding at the reporting date (other than monetary items arising under foreign currency contracts where the exchange rate for that monetary item is fixed in the contract) are translated using the spot rate at the end of the financial year.

Gains and losses arising on the settlement or re-statement of foreign currency receivables and payables are taken to the Statement of Financial Performance in the period they arise.

Translation of financial reports of overseas operation

The overseas operation is deemed an integrated foreign operation, as it exposes the consolidated entity to exchange gains or losses which can be measured through the translation of the financial reports of the foreign operation. The financial reports of an overseas operation are translated using the temporal

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

method and any exchange differences are recognised as revenues and expenses in the Statement of Financial Performance in the period they arise.

(e) Cash

For the purpose of the Statement of Cash Flows, cash includes cash on hand and deposits at call within 2 working days with banks or financial institutions, net of bank overdrafts. Cash on hand and in bank and short term deposits are stated at nominal value.

(f) Trade and other receivables

Trade receivables are recognised and carried at original invoice amount less a provision for any uncollectable debts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written-off as incurred.

Receivables from related parties are recognised and carried at the nominal amount due. Interest is taken up as income on an accrual basis.

(g) Inventories

All inventories are recorded at the lower of cost and net realisable value. Raw materials are accounted for on an average cost basis. The cost of manufactured products includes direct materials, direct labour and a portion of variable and fixed overheads, based on normal operating capacity.

(h) Recoverable amount

Non-current assets are not carried at an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount, the expected net cash flows are discounted to their present value using a market determined risk adjusted discount rate.

(i) Property, plant and equipment

Land and buildings are measured at fair value. At each reporting date, the value of each asset in these classes is reviewed to ensure that it does not differ materially from the asset’s fair value at that date. Where necessary, the asset is revalued to reflect its fair value. Other classes of property, plant and equipment are measured at cost.

Where assets have been revalued, the potential effect of the capital gains tax on disposal has not been taken into account in the determination of the revalued carrying amount.

The depreciable amount of all fixed assets including buildings and capitalised lease assets, but excluding freehold land, is depreciated over their useful lives commencing from the time the asset is held ready for use. Leasehold improvements are amortised over the shorter of either the unexpired period of the lease or the estimated useful lives of the improvements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The major depreciation rates used for each class of depreciable assets are:

	Annual Depreciation Rate
	2005	2004	2003
Class of fixed asset
Buildings	7%	4%	4%
Leasehold improvements	33%	—	—
Plant and equipment	5 - 75%	5 - 75%	5 - 75%
Plant and equipment under lease	15 - 33%	15 - 33%	15 - 33%

The gain or loss on disposal of all fixed assets is determined as the difference between the carrying amount of the asset at the time of disposal and the proceeds of disposal, and is included in operating profit before income tax of the economic entity in the year of disposal.

(j) Leases

Leases are classified at their inception as either operating or finance leases based on the economic substance of the agreement so as to reflect the risks and benefits incidental to ownership.

Finance leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to entities within the economic entity, are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Lease payments during the year are allocated between the reduction of the lease liability and the lease interest expense charged to the Statement of Financial Performance. Leased fixed assets are amortised over the shorter of the estimated useful life of the asset and the term of the lease.

Operating leases

The minimum lease payments of operating leases, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased item, are recognised as an expense on a straight-line basis.

(k) Intangibles

Goodwill is recorded initially at the amount by which the purchase price for a business or for shares in a controlled entity exceeds the fair value attributed to its net assets at the date of acquisition. Goodwill is amortised on a straight-line basis over the period during which benefits are expected to be received being 5 to 20 years. The balances are reviewed at each balance date and any balance representing future benefits of which the realisation is considered to be no longer probable are written-off.

(l) Research and development expenditure

Research and development costs are expensed as incurred, except where future benefits are expected, beyond any reasonable doubt, to exceed those costs. Where research and development costs are deferred

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

such costs are amortised over future periods on a basis related to expected future benefits. Unamortised costs are reviewed at each balance date to determine the amount (if any) that is no longer recoverable and any amount identified as no longer recoverable is written-off.

(m) Trade and other payables

Liabilities for trade creditors and other amounts are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the economic entity. Payables to related parties are carried at the principal amount. Interest, when charged by the lender, is recognised as an expense on an accrual basis.

(n) Interest-bearing liabilities

All loans are measured at the principal amount. Interest is charged as an expense as it accrues.

Finance lease liability is determined in accordance with the requirements of AASB 1008 “Leases”.

(o) Provisions

Provisions are recognised when the economic entity has a legal, equitable or constructive obligation to make a future sacrifice of economic benefits to other entities as a result of past transactions or other past events, it is probable that a future sacrifice of economic benefits will be required and a reliable estimate can be made of the amount of the obligation.

A provision for warranty is recognised for all products under warranty at the reporting date based on sales volume and past experience of the level of repairs and returns.

A provision for dividends is not recognised as a liability unless the dividends are declared, determined or publicly recommended on or before the reporting date.

(p) Contributed equity

Ordinary share capital is recognised at the fair value of the consideration received by the Company. Any transaction costs arising on the issue of ordinary share are recognised directly in equity as a reduction of the share proceeds received.

(q) Revenue recognition

Revenue from the sale of goods is recognised when control of the goods has passed to the buyer.

Revenue from the rendering of a service is recognised upon delivery of the service to the customer.

Revenue from licence and distribution arrangements is recognised when the relevant technology or distribution rights are transferred.

Interest revenue is recognised on a proportional basis calculated at the interest rates applicable to the financial assets.

Dividend revenue is recognised upon control of the right to receive the dividend payment.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(r) Taxes

Income tax

The economic entity adopts the liability method of tax-effect accounting whereby the income tax expense shown in the Statement of Financial Performance is based on the operating profit before income tax adjusted for any permanent differences.

Timing differences which arise due to the different accounting periods in which items of revenue and expense are included in the determination of operating profit before income tax and taxable income are brought to account as either a provision for deferred income tax or an asset described as future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

Deferred tax assets (future income tax benefits) that arise from unused carry forward tax losses are recognised when it is virtually certain that taxable amounts will be available against which the deferred tax asset can be utilised.

The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation and the anticipation that the economic entity will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by the law.

Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST except:

•       where the GST incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the GST is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

•       receivables and payables are stated with the amount of GST included.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position.

Cash flows are included in the Statement of Cash Flows on a gross basis and the GST component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the taxation authority.

Tax Consolidation

For the purposes of income taxation, the parent entity and its 100% owned Australian subsidiaries, which are indicated with (i) in Note 25 (a), have formed a tax consolidated group.

Members of the group are part of a tax sharing arrangement that allocates income tax payable to the wholly-owned subsidiaries. Income tax payable is allocated to subsidiary companies on the proportion of

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

their revenue to the total group revenue. In addition, the agreement provides for the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations.

(s) Employee benefits

Provision is made for the economic entity’s liability for employee benefits arising from services rendered by employees to balance date. These benefits include wages and salaries, annual leave and long service leave.

Liabilities arising in respect of wages and salaries, annual leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured at their nominal amounts based on remuneration rates which are expected to be paid when the liability is settled. All other employee benefit liabilities are measured at the present value of the estimated future cash outflow to be made in respect of services provided by employees up to the reporting date. In determining the present value of future cash outflows, the market yield as at the reporting date on national government bonds, which have terms to maturity approximating the terms of the related liability, are used.

Employee benefit expenses and revenues arising in respect of the following categories:

•       wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave benefits; and

•       other types of employee benefits

are recognised against profits on a net basis in their respective categories.

The economic entity makes superannuation contributions to comply with the requirements of the Superannuation Guarantee Legislation. These contributions are charged as expenses when incurred. Contributions are made by the economic entities on the basis of a fixed percentage of salary or pursuant to an industrial award or the Superannuation Guarantee Legislation, with employee contributions being optional. All employees are invited to participate in the plans which provide benefits based on the accumulated contributions. The economic entities are legally obliged to contribute to the plans and based on information provided by the plan managers, the plans have sufficient assets to satisfy all benefits currently attributed to plan members.

(t) Earnings per share (EPS)

Basic EPS is calculated as net profit attributable to members divided by the weighted average number of ordinary shares.

Diluted EPS is calculated as net profit attributable to members divided by the weighted average number of ordinary shares and dilutive potential ordinary shares.

(u) Comparatives

Where necessary, comparatives have been reclassified and repositioned for consistency with current year disclosures.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. REVENUE FROM ORDINARY ACTIVITIES

		For the year ended 30 June
	Note	2005	2004	2003
		A$’000	A$’000	A$’000
Revenues from operating activities
Sale of goods		71,185	65,500	53,802
Services revenue		33	22	26
Licence and distribution fees		66	121	6,935
		71,284	65,643	60,763
Revenues from non-operating activities
Interest revenue—other persons / corporations		60	30	19
Rental revenue		13	25	77
Proceeds from sale of plant & equipment		57	198	438
Other revenue		21	20	130
		151	273	664
Total revenues from ordinary activities		71,435	65,916	61,427

3. EXPENSES AND LOSSES (GAINS)

(a) Expenses

	For the year ended 30 June
	2005	2004	2003
	A$’000	A$’000	A$’000
Cost of goods sold	34,202	33,821	29,439
Depreciation of non-current assets
Buildings	141	112	120
Leasehold improvements	55	1	—
Plant and equipment	611	601	441
Plant and equipment under lease	155	160	217
	962	874	778
Amortisation of non-current assets
R&D project costs	79	2,706	2,553
Goodwill	214	286	301
	293	2,992	2,854
Total depreciation and amortisation	1,255	3,866	3,632
Borrowing costs expensed
Interest—other persons / corporations	183	128	353
Finance lease charges	38	35	51
	221	163	404
Other expenses from ordinary activities
Bad and doubtful debts expense (reverse)	768	(177)	395
Rental expense on operating leases	361	214	211
Evaluation costs	1,205	1,294	1,038
Selling costs	9,612	8,721	6,747
Deferred R&D costs write down	974	—	—
Licence and distribution fees	—	—	4,185
Other expenses	4,724	2,643	3,291
	17,644	12,695	15,867

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. EXPENSES AND LOSSES (GAINS) (Continued)

		For the year ended 30 June
	Note	2005	2004	2003
		A$’000	A$’000	A$’000
(b) Losses / (gains)
Net (gain) loss on disposal of plant and equipment		(12)	(38)	91
Net foreign currency loss / (gain)		16	(291)	375
(c) Significant items
Deferred R&D costs write down		974	—	—

During the year, the recoverability of deferred research & development costs was assessed. Following these assessments, carrying amounts of deferred research and development costs which were above the expected future economic benefits were written down to recoverable amount.

	For the year ended 30 June
	2005	2004	2003
	A$’000	A$’000	A$’000
Licence and distribution fees revenue	—	—	6,935
Less:
Licence and distribution fees expense	—	—	(4,185)
Net associated costs	—	—	(831)
Net benefit from licence and distribution fees	—	—	1,919

In the financial year ended 30 June 2003, the net amount of $1.9 million from licence and distribution fees was determined by adding $6.9 million of licensing fees from Maygay Machines Limited, UK for Stargames gaming machine technology, payments from WMS Gaming Inc, Chicago, USA for distribution rights for Rapid Roulette® in North America which expired in June 2003, and then deducting payments of $5.0 million made to John Huxley (Casino Equipment Ltd), UK for their agreement to forego Rapid Roulette® distribution rights in North America, South America and Asia, as well as other costs related to these licence and distribution arrangements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. INCOME TAX

		For the year ended 30 June
	Note	2005	2004	2003
		A$’000	A$’000	A$’000
(a) Income tax reconciliation
The prima facie income tax on operating profit is reconciled to the income tax provided in the financial statements as follows:
Operating profit before income tax		8,699	7,659	7,441
Prima facie tax on profit from ordinary activities		2,610	2,298	2,232
Tax effect of permanent differences
Non-allowable expenses		28	24	12
Amortisation of goodwill		64	86	90
Allowable capital costs		—	(10)	(10)
R&D claim		(388)	(370)	(566)
Future income tax benefits not recognised		280	—	—
Income tax under provided in prior year		91	—	—
Tax losses applied		—	(1,113)	(1,758)
		75	(1,383)	(2,232)
Income tax expense attributable to operating profit		2,685	915	—
(b) Deferred tax assets and liabilities
Future income tax benefit—non current		1,559	1,074	—
Current tax payable		2,305	418	—
Provision for deferred income tax—non current		568	699	—

5. DIVIDENDS PAID OR PROPOSED

	For the year ended 30 June
	2005	2004	2003
	A$’000	A$’000	A$’000
(a) Dividends paid during the year
Previous year final	4,208	2,799	—
(b) Dividends proposed and not recognised as a liability
Franked dividends (5.0 cents per share) (2004: 4.5 cents)(2003:3.0cents)	4,743	4,208	2,799
(c) Franking credit balance
Balance as at the beginning of the financial year	1,807	2,134	2,134
Franking credits arising from tax payments	1,414	872	—
Franking debits arising from the payment of dividends	(1,804)	(1,199)	—
Balance as at the end of financial year at 30% (2004: 30%) (2003:30%)	1,417	1,807	2,134
Balance as at the end of financial year at 30% (2004: 30%) (2003:30%)	1,417	1,807	2,134
Franking credits that will arise from the payment of income tax payable as at the end of the financial year	109	418	—
	1,526	2,225	2,134

The tax rate applied to the dividends distribution is 30% for there reporting periods.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. RECEIVABLES

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
Current:
Trade debtors		38,916	27,907
Less provision for doubtful debts		(870)	(156)
		38,046	27,751
Other debtors		277	131
		38,323	27,882
Non-current:
Loans to directors		550	—

Terms and conditions

(i)             Trade debtors are non-interest bearing and generally on 30-90 day terms. However, specific debtors may have terms outside this range.

(ii)         Other debtors are non-interest bearing and have repayment terms of less than 12 months.

(iii)     Loans to controlled entities. Details are disclosed in Note 24 Related Party Disclosures.

(iv)       Loans to directors are interest bearing. The interest rate is the market benchmark interest rate.

Details are disclosed in Note 23 Director and Executive Disclosures.

7. INVENTORIES

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
Raw materials and components, at cost		4,819	2,960
Work in progress, at cost		3,011	1,677
Finished goods, at cost		4,114	3,153
Provision for diminution in value		(568)	(140)
		11,376	7,650
Stock in transit, at cost		709	761
Total inventories, current		12,085	8,411

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. OTHER ASSETS

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
Current:
Prepayment		1,121	676
Non-current:
Prepaid tax		266	219
Deferred research and development costs:
(i) Gaming technologies
Balance at beginning of year		1,734	3,088
Research and development costs incurred during the year and deferred		868	1,352
		2,602	4,440
Amortisation for the year		(72)	(2,706)
Write down for the year		(831)	—
Balance at end of year		1,699	1,734
(ii) Vending machine technologies
Balance at beginning of year		312	239
Research and development costs incurred during the year and deferred		22	73
		334	312
Amortisation for the year		(7)	—
Write down for the year		(143)	—
Balance at end of year		184	312
Total non-current other assets		2,149	2,265

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. PROPERTY, PLANT AND EQUIPMENT

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
Freehold land—at cost		—	2,087
Freehold land—at fair value		2,500	—
		2,500	2,087
Freehold buildings—at cost		—	2,330
Freehold buildings—at fair value		2,175	—
Less accumulated depreciation		(126)	(568)
		2,049	1,762
Leasehold improvements—at cost		532	5
Less accumulated amortisation		(59)	(4)
		473	1
Plant and equipment—at cost		4,410	3,624
Less accumulated depreciation		(2,809)	(2,255)
		1,601	1,369
Plant and equipment under lease—at cost		786	793
Less accumulated amortisation		(262)	(236)
		524	557
Total property, plant and equipment		7,147	5,776

On 31 August 2004, an independent valuation of the property at Milperra, NSW was prepared by Antony Christian & Association Pty Ltd. The property was re-valued to A$4,675,000, which resulted in an increase of land and buildings of A$841,000 and the corresponding increase to the revaluation reserve. The directors are of the opinion that the value has not materially differed to 30 June 2005.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. PROPERTY, PLANT AND EQUIPMENT (Continued)

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
Reconciliation
Freehold land
Carrying amount at beginning of year		2,087	2,087
Revaluation		413	—
Carrying amount at end of year		2,500	2,087
Freehold buildings
Carrying amount at beginning of year		1,762	1,874
Revaluation		428	—
Depreciation expense		(141)	(112)
Carrying amount at end of year		2,049	1,762
Leasehold improvements
Carrying amount at beginning of year		1	2
Additions		527	—
Depreciation expense		(55)	(1)
Carrying amount at end of year		473	1
Plant and equipment
Carrying amount at beginning of year		1,369	1,021
Additions		888	1,152
Disposals		(45)	(203)
Depreciation expense		(611)	(601)
Carrying amount at end of year		1,601	1,369
Plant and equipment under lease
Carrying amount at beginning of year		557	575
Additions		204	307
Expired		(82)	(165)
Amortisation expense		(155)	(160)
Carrying amount at end of year		524	557

10. INTANGIBLE ASSETS

	As at 30 June
	2005	2004
	A$’000	A$’000
Goodwill, at cost	4,702	4,702
Less accumulated amortisation	(1,716)	(1,502)
	2,986	3,200

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. PAYABLES

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
Current:
Trade creditors		9,464	7,800
Sundry creditors and accrued expenses		4,079	3,300
Goods and services tax		870	692
		14,413	11,792

Terms and conditions

   (i)   Trade creditors are non-interest bearing and generally settled on 30 - 90 day terms.

  (ii)  Sundry creditors are non-interest bearing and generally settled on 30 - 90 day terms.

(iii) Goods and services tax is non-interest bearing and generally settled within 30 days.

12. INTEREST-BEARING LIABILITIES

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
Current:
Bank overdraft		737	109
Bank loan(1)		5,500	—
Finance lease liabilities	17	209	208
		6,446	317
Non-current:
Finance lease liabilities	17	325	359

(1)          The bank loan has been re-classified as a current liability since the lodgement of the Appendix 4E Preliminary Final Report. The borrowed funds were utilised for working capital requirements and the directors have determined that it would therefore be prudent to classify this borrowing as a current liability.

Terms and conditions relating to the above financial instruments:

   (i)   The bank overdraft is secured by a first registered charge over all the assets and undertakings of the parent entity and each subsidiary. The facility may be drawn at any time and is subject to an annual review. Interest rates are variable.

  (ii)  Finance leases have a term of between three and four years with the option to purchase at the completion of the assets.

(iii) The bank loan relates to a variable rate commercial bill facility. The bills are drawn for periods ranging between 30 and 120 days. The commercial bill facility is subject to an annual review and is secured by a first registered company charge over all the assets and undertakings of the parent entity and each subsidiary.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. PROVISIONS

		As at 30 June
	Note	2005	2004
		A$'000	A$'000
Current:
Employee benefits	18	2,401	1,614
Warranty		116	79
Deferred settlement		—	207
Commission		—	793
Other		216	60
		2,733	2,753
Non-current:
Employee benefits	18	418	278
Movements in provisions
Employee benefits
Carrying amount at beginning of year		1,892	1,925
Additional amounts provided		1,648	890
Amounts utilised during the year		(721)	(923)
Carrying amount at end of year		2,819	1,892
Warranty
Carrying amount at beginning of year		79	75
Additional amounts provided		60	10
Amounts utilised during the year		(23)	(6)
Carrying amount at end of year		116	79
Deferred settlement
Carrying amount at beginning of year		207	—
Additional amounts provided		—	207
Amounts utilised during the year		(207)	—
Carrying amount at end of year		—	207
Commission
Carrying amount at beginning of year		793	—
Additional amounts provided		136	793
Amounts transferred to accrual during the year(1)		(929)	—
Carrying amount at end of year		—	793
Other
Carrying amount at beginning of year		60	131
Additional amounts provided		708	147
Amounts utilised during the year		(552)	(218)
Carrying amount at end of year		216	60

(1)          This amount represents a transfer from the provision account to the accrual account following certain accrual recognition criteria having been met during the year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. CONTRIBUTED EQUITY

		As at 30 June
	Note	2005	2004
		A$'000	A$'000
(a) Paid-up capital
94,791,880 (2004:93,436,880) fully paid ordinary shares		40,047	38,827
(b) Movements in paid-up capital
At the beginning of the financial year 93,436,880 shares (2004:93,191,880)		38,827	38,638
1,355,000 shares issued (2004:245,000)		1,220	189
End of the financial year 94,791,880 shares (2004:93,436,880)		40,047	38,827

(c) Terms and conditions of contributed equity

Ordinary Shares

Ordinary shares have the right to receive dividends as declared and, in the event of winding up the company, to participate in the proceeds from the sale of surplus assets in proportion to the number of and amounts paid up on shares held.  Each ordinary share entitles the holder to one vote, either in person or by proxy, at a meeting of the company.

(d) Share options

	No. Of Options	Weighted Average Exercise Price	Expiry Date
Options exercised during 2004	245,000	A$0.77	not applicable
Options issued during the financial year	150,000	A$1.20	7 August 2008
	50,000	A$1.20	26 February 2009
Options outstanding at 30 June 2004	3,850,000	various	various
The outstanding options at 30 June 2004 were held by executives and employees, refer to Note 18 for the details of the options.
Options exercised after 30 June 2004	105,000	various	not applicable
Options exercised during 2005	1,355,000	A$0.90	not applicable
Options outstanding at 30 June 2005	2,105,000	A$1.12	various
The outstanding options at 30 June 2005 were held by executives and employees, refer to Note 18 for the details of the options.

All outstanding options at 30 June 2005 were exercised after year end.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. RESERVES AND RETAINED EARNINGS

		As at 30 June
	Note	2005	2004
		A$'000	A$'000
(a) Asset revaluation reserve
(i) Nature and purpose of reserve
The asset revaluation reserve is used to record increments and decrements in the value of non-current assets.
(ii) Movements in reserve
Balance at beginning of year		—	—
Revaluation increments on revaluation of:
—land		413	—
—buildings		428	—
Balance at end of year		841	—
(b) Accumulated losses
Balance at the beginning of year		(3,416)	(7,361)
Net profit attributable to members of Stargames Limited		6,014	6,744
Total available for appropriation		2,598	(617)
Dividends provided for or paid		(4,208)	(2,799)
Balance at end of year		(1,610)	(3,416)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. STATEMENT OF CASH FLOWS

		For the year ended 30 June
	Note	2005	2004	2003
		A$’000	A$’000	A$’000
(a) Reconciliation of the net profit after tax to the net cash flows from operations
Operating profit after income tax		6,014	6,744	7,441
Non-cash items
Amortisation of leased assets		210	161	217
Depreciation		752	713	561
Goodwill amortisation		214	286	301
R&D amortisation		79	2,706	2,553
Deferred R&D costs write down		974	—	—
Net (profit) on disposal of plant and vehicles		(12)	(38)	(188)
Changes in operating assets and liabilities
Trade debtors & other debtors		(10,440)	(7,462)	(4,023)
Prepayments		(445)	185	(285)
Withholding tax receivable		(48)	7	(226)
Inventories		(3,674)	447	(2,162)
Future income tax benefits		(486)	(1,074)	—
Trade creditors & other creditors		2,404	1,770	1,534
Income tax payable		1,887	418	—
Goods and services tax payable		177	(7)	533
Withholding tax payable		—	—	(43)
Provision for employee entitlements		926	(33)	787
Provisions for other items		(806)	933	(31)
Deferred income tax liability		(131)	699	—
Net operating cash flows (used in) from operating activities		(2,405)	6,455	6,969
(b) Reconciliation of cash
Cash on hand		17	13	10
Cash at bank		549	2,730	2,779
Total cash		566	2,743	2,789
Bank overdraft		(737)	(109)	(33)
Net cash		(171)	2,634	2,756

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. STATEMENT OF CASH FLOWS (Continued)

		For the year ended 30 June
	Note	2005	2004	2003
		A$’000	A$’000	A$’000
(c) Financing facilities available
At balance date, the following financing facilities had been negotiated and were available:
Total facilities
—bank overdraft		2,000	2,000	2,000
—bank loans		10,000	10,000	10,000
—documentary credit		1,000	1,000	1,000
Facilities used at balance date
—bank overdraft		732	98	33
—bank loans		5,500	-	1,500
—documentary credit		600	884	210
Facilities unused at balance date
—bank overdraft		1,268	1,902	1,967
—bank loans		4,500	10,000	8,500
—documentary credit		400	116	790

In financial year 2005, the Bank Overdraft is a flexible working capital facility with an average rate of 9.60%. The Documentary Credits are for import purchase Letter’s of Credit. The Bank Loan facility is an interchangeable facility of Commercial Bills, Overdraft and Advances. The weighted average interest rate is 5.88%.

	For the year ended 30 June
	2005	2004	2003
	A$’000	A$’000	A$’000
(d) Non-cash financing and investing activities
Acquisition of plant and equipment by means of finance leases, not reflected in the Statement of Cash Flows	204	307	176

17. LEASE EXPENDITURE COMMITMENTS

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
(a) Finance lease commitments payable
—not later than one year		241	242
—later than one year but not later than five years		346	387
Minimum lease payments		587	629
Less: future finance charges		(53)	(62)
		534	567
Represented by:
—Current liabilities	12	209	208
—Non-current liabilities	12	325	359
		534	567
(b) Operating lease commitments payable
—not later than one year		349	191
—later than one year but not later than five years		480	205
		829	396

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. LEASE EXPENDITURE COMMITMENTS (Continued)

Operating lease commitments relate to rental properties, motor vehicles and office equipment in Australia and New Zealand.

18. EMPLOYEE BENEFITS

(a) Employee entitlements

		As at 30 June
	Note	2005	2004
		A$’000	A$’000
The aggregate employee entitlement liability is comprised of:
Accrued wages, salaries and on costs		296	227
Provisions (current)	13	2,401	1,614
Provisions (non-current)	13	418	278
		3,115	2,119

(b) Share option plans

(i)             Employee Share Option Plan (ESOP)
An employee share option plan was established and approved by shareholders on 9 March 2000. Under the plan certain members of staff of the economic entity are issued with options over the ordinary shares of Stargames Limited. The options, issued for nil consideration and at certain exercise prices are issued in accordance with guidelines established by the directors of Stargames Limited. The options are issued for a term of five years and are exercisable from the second anniversary of the date of the grant.

(ii)         Executive Share Option Plans (EXSOP)
Certain key executives of the entity have been issued options over the ordinary shares of Stargames Limited under the terms and conditions of Executive Share Option Plans as approved by the directors of Stargames Limited. Under these plans the options, issued for nil consideration and at certain exercise prices are exercisable for three years following the first exercise date.

(iii)     Executive Director Share Option Plan (EDSOP)
On 9 November 2001, shareholders approved the issuance of options over the ordinary shares of Stargames Limited to the Executive Director of Stargames pursuant to the terms and conditions of the Executive Director’s Share Option Plan. Under the plan the options, issued for nil consideration are exercisable for three years following the first exercise date. The terms and conditions of the Executive Director’s Share Option Plan including the options exercise price, were also approved by shareholders at the 2001 Annual General Meeting.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. EMPLOYEE BENEFITS (Continued)

The following table outlines the options outstanding at 30 June 2005 and options exercised during financial year 2005. No options under any schemes were granted during 2005.

Option Series	Grant Date	Exercisable Date	Expiry Date	Exercise Price	Options at Start of Year	Less: Options Exercised	Less: Options Cancelled	Options at End of Year
				A$
ESOP
Series E	6 Jun 00	5 Jun 02	5 Jun 05	0.75	1,075,000	705,000	370,000	—
Series F	31 Aug 00	30 Aug 02	30 Aug 05	0.75	100,000	50,000	—	50,000
Series G	18 May 01	17 May 03	17 May 06	1.00	785,000	80,000	20,000	685,000
Series H	24 Aug 01	23 Aug 03	23 Aug 06	1.00	50,000	—	—	50,000
Series P	26 Feb 04	25 Feb 06	25 Feb 09	1.20	50,000	—	—	50,000
EXSOP
Series J	24 May 02	1 Jul 03	30 Jun 06	1.20	440,000	—	—	440,000
Series K	21 Jun 02	1 Jul 03	30 Jun 06	1.20	200,000	20,000	—	180,000
Series O	7 Aug 03	6 Aug 05	6 Aug 08	1.20	150,000	—	—	150,000
EDSOP
Series C1	9 Nov 01	1 Jul 02	30 Jun 05	1.10	500,000	500,000	—	—
Series C2	9 Nov 01	1 Jul 03	30 Jun 06	1.20	500,000	—	—	500,000
					3,850,000	1,355,000	390,000	2,105,000

The proceeds from exercise of options were A$1,220,000. The weighted average exercise price was A$0.90.

The following table outlines the options outstanding at 30 June 2004, options granted and exercised during financial year 2004.

Option Series	Grant Date	Exercisable Date	Expiry Date	Exercise Price	Options at Start of Year	Add: New Issues	Less: Options Exercised	Less: Options Cancelled	Options at End of Year
				A$
ESOP
Series E	6 Jun 00	5 Jun 02	5 Jun 05	0.75	1,300,000	—	225,000	—	1,075,000
Series F	31 Aug 00	30 Aug 02	30 Aug 05	0.75	100,000	—	—	—	100,000
Series G	18 May 01	17 May 03	17 May 06	1.00	870,000	—	20,000	65,000	785,000
Series H	24 Aug 01	23 Aug 03	23 Aug 06	1.00	50,000	—	—	—	50,000
Series N	2 Jan 03	1 Jan 05	1 Jan 08	1.20	100,000	—	—	100,000	—
Series P	26 Feb 04	25 Feb 06	25 Feb 09	1.20	—	50,000	—	—	50,000
EXSOP
Series D	11 Feb 02	1 Jul 02	30 Jun 05	1.10	350,000	—	—	350,000	—
Series M	2 Jan 03	1 Jul 03	30 Jun 06	1.20	250,000	—	—	250,000	—
Series J	24 May 02	1 Jul 03	30 Jun 06	1.20	440,000	—	—	—	440,000
Series K	21 Jun 02	1 Jul 03	30 Jun 06	1.20	200,000	—	—	—	200,000
Series O	7 Aug 03	6 Aug 05	6 Aug 08	1.20	—	150,000	—	—	150,000
EDSOP
Series C1	9 Nov 01	1 Jul 02	30 Jun 05	1.10	500,000	—	—	—	500,000
Series C2	9 Nov 01	1 Jul 03	30 Jun 06	1.20	500,000	—	—	—	500,000
					4,660,000	200,000	245,000	765,000	3,850,000

The proceeds from exercise of options were A$188,750. The weighted average exercise price was A$0.78.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. EMPLOYEE BENEFITS (Continued)

(c) Employee Share Ownership Plans

An employee share ownership plan incorporating two separate plans, the Exempt Employee Share Plan and the Deferred Employee Share Plan, was established on 1 July 2002. The Employee Share Ownership Plans are designed to provide employees the opportunity to acquire shares in Stargames Limited. Under the plans, the company contributes up to $500 per eligible employee for the purchase of Stargames Limited ordinary shares. Participating employees are required to salary sacrifice an amount at least equal to the company’s contribution. All shares are purchased on-market through the Australian Stock Exchange.

(d) Superannuation Contributions

Pursuant to the company’s obligations under the Superannuation Guarantee Scheme (Australia), Stargames contributes a minimum amount of 9% of the consolidated entity’s eligible employees’ wages and salaries to complying superannuation plans on behalf of employees.

19. CONTINGENT LIABILITIES

As at 30 June 2005 the economic entity have issued various performance guarantees to the value of A$319,211 (2004: A$90,000) to third parties. This contingent liability has not been provided for in the financial statements.

A legal claim was lodged against Stargames Corporation Pty Ltd for wrongful termination of a product distribution agreement. The total of the claim is A$350,000. Based on external legal advice, the directors believe that the claim is without merit and will be vigorously defending the claim. Therefore, the majority of the claim has not been provided for in the financial statements.

Stargames is in the process of making representation to the Australian Taxation Office in respect of the application of the A New Tax System (Goods and Services Tax) Act 1999 (the GST Act) to its export terms and historical invoicing practices. The total possible exposure is approximately $1.6 million. It is the view of management that these representations will be successful based on their understanding of the GST Act and advice from Counsel. Additionally, the company maintains a contractual right to collect such taxes from its customers. Therefore, no amount has been provided in these financial statements.

As at 30 June 2005, there were no contingent assets for the economic entity.

20. SUBSEQUENT EVENTS

Announce dividends distribution

On 6 September 2005, the board of Stargames Limited announced a final fully franked dividend of 5.0 cents per share.

Takeover by Shuffle Master Australasia Pty Ltd

On 1 February 2006, Shuffle Master Australasia Pty Ltd completed its acquisition of Stargames by purchasing 95% of Stargames shares for $1.55 per share. A compulsory acquisition process to obtain all remaining Stargames shares was completed on 8 March 2006. On 10 March 2006, Stargames was delisted from the Australian Stock Exchange (ASX).

The loan provided to JR Rouse, as disclosed in Note 23(g) was fully repaid on 1 March 2006.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. SUBSEQUENT EVENTS (Continued)

Directors appointment and resignation

As a consequence of the above takeover, on 9 January 2006, the board of Stargames appointed Shuffle Master Inc Chairman and Chief Executive Officer, Dr. Mark L Yoseloff, and Shuffle Master Inc. President and Chief Operating Officer, Mr. Paul C Meyer, as Directors of Stargames. The board also appointed Mr. Brett Davies, Stargames General Manager—Commercial as an Executive Director. The Non-Executive Directors Mr. Stephen Cohn, Walter Bugno, Ian Lambert and Joseph Crepaldi resigned from the Board.

No other matter or circumstance has arisen since 30 June 2005 that has significantly affected or may significantly affect the economic entity’s operations, results or state of affairs in future years.

21. EARNINGS PER SHARE

(a) Classification of securities as ordinary shares

Only ordinary shares have been included in basic earnings per share.

(b) Classification of securities as potential ordinary shares

Options outstanding under the Company’s Share Option Plans have been classified as potential ordinary shares and are included in diluted earnings per share only.

(c) EPS calculation

The following reflects the income and share data used in the calculations of basic and diluted earnings per share:

	For the year ended 30 June
	2005	2004	2003
	A$’000	A$’000	A$’000
Net profit	6,014	6,744	7,441

	2005	2004	2003
	No. of shares	No. of shares	No. of Shares
Weighted average number of ordinary shares used in calculating basic earning per share	93,746,757	93,299,244	91,859,085
Effect of dilutive securities:
Share options	297,923	637,811	1,203,871
Adjusted weighted average number of ordinary shares used in calculating diluted earnings per share	94,044,680	93,937,055	93,062,956
Basic earnings per share—ordinary shares (cents)	6.42	7.23	8.10
Diluted earnings per share—ordinary shares (cents)	6.40	7.18	8.00

Conversions, calls, subscription or issues after 30 June 2005

Since the end of the financial year, all outstanding options over ordinary shares at 30 June 2005 have been exercised.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22. AUDITORS’ REMUNERATION

		For the year ended 30 June
	Note	2005	2004	2003
		A$	A$	A$
Remuneration of the auditor for:
Auditing or reviewing the financial reports—current year		143,616	111,075	110,235
Auditing or reviewing the financial reports—prior year		35,354	—	—
Tax compliance		119,620	59,661	19,900
Corporate transaction & other services		47,300	—	—
		345,890	170,736	130,135

23. DIRECTOR AND EXECUTIVE DISCLOSURES

(a) Details of Specified Directors and Specified Executives

(i) Specified directors

John G Rouse	Director and Chief Executive Officer
John M Messara	Chairman (non-executive) resigned 24 November 2005
Walter G Bugno	Director (non-executive) resigned 9 January 2006
Stephen M Cohn	Director (non-executive) appointed 10 June 2005
Joseph R Crepaldi	Director (non-executive) resigned 9 January 2006
Ian H Lambert	Director (non-executive) resigned 9 January 2006
Paul J Ward	Director (non-executive) resigned 9 January 2006

On 9 January 2006, Dr Mark L Yoseloff, Mr Paul C Meyer and Mr Brett R Davies were appointed as Director.

(ii) Specified executives

Brett R Davies	Chief Financial Officer
Mark R Gardiner	General Counsel and Company Secretary
Nathan J Wadds	Technical Director
Chris M Rogers	Director—International Sales
Terry M O’Halloran	General Manager—Marketing

(b) Remuneration of Specified Directors and Specified Executives

(i) Remuneration Policy

The nomination & remuneration committee of the board of directors of Stargames Limited is responsible for determining the remuneration arrangements for the chief executive officer and members of the executive team.

The nomination & remuneration committee assesses the appropriateness of the nature and amount of emoluments of such officers by reference to industry employment conditions and with the overall objective of ensuring maximum stakeholder benefit from the retention of a high quality executive team. Remuneration and other terms of employment are reviewed at least annually having regard to

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. DIRECTOR AND EXECUTIVE DISCLOSURES (Continued)

performance against targets, employment trends and where considered necessary, independent expert advice.

Remuneration packages may include a base salary, superannuation and termination entitlements, fringe benefits such as the provision of a motor vehicle, share options, shares under share purchase plans and performance related bonuses.

To assist in achieving the company’s objectives, the nomination & remuneration committee links the nature and amount of the chief executive officer’s and executive team’s emoluments to the company’s financial and operational performance. For the 2005 financial year and going forward incentive remuneration will be linked to the achievement of Economic Value Added (EVA®) growth targets to ensure that executive bonuses are aligned to the achievement of shareholders goals of superior financial returns.

The maximum aggregate remuneration of non-executive directors is set by the shareholders in general meeting and the directors decide on the allocation of the total remuneration in the proportion and manner as they determine. The total maximum non-executive director’s remuneration as decided by shareholder’s in the November 2003 annual general meeting is A$375,000.

The managing director and chief executive officer, Mr John G Rouse has an employment agreement which provides for a termination benefit equivalent to six months remuneration payable from the date of termination.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. DIRECTOR AND EXECUTIVE DISCLOSURES (Continued)

(ii) Remuneration of Specified Directors and Specified Executives

The emoluments(1) of each director and each of the five executive officers receiving highest remuneration and exercising greatest authority are as follows:

	Primary			Post Employment	Equity
	Salary & Fees	Cash Bonus	Non Monetary	Super- annuation	Options(2)	Total
	A$	A$	Benefits A$	A$	A$	A$
Directors
J M Messara
2005	75,000	—	—	6,750	—	81,750
2004	62,500	—	—	5,625	—	68,125
W G Bugno
2005	45,000	—	—	4,050	—	49,050
2004	29,250	—	—	2,633	—	31,883
S M Cohn#
2005	2,500	—	—	225	—	2,725
J R Crepaldi
2005	45,000	—	—	4,050	—	49,050
2004	35,000	—	—	3,150	—	38,150
I H Lambert
2005	45,000	—	—	4,050	—	49,050
2004	35,000	—	—	3,150	—	38,150
J G Rouse
2005	349,105	114,410	28,613	52,165	—	544,293
2004	356,803	115,200	37,016	40,500	—	549,519
P J Ward
2005	45,000	—	—	4,050	—	49,050
2004	35,000	—	—	3,150	—	38,150
Total Remuneration: Directors
2005 Total	606,605	114,410	28,613	75,340	—	824,968
2004 Total*	587,931	115,200	37,016	61,303	—	801,450

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. DIRECTOR AND EXECUTIVE DISCLOSURES (Continued)

	Primary			Post Employment	Equity
	Salary & Fees	Cash Bonus	Non Monetary	Super- annuation	Options(2)	Total
	A$	A$	Benefits A$	A$	A$	A$
Executives(3)
B R Davies
2005	169,389	52,416	12,044	25,111	—	258,960
2004	166,165	57,600	7,173	28,462	—	259,400
M R Gardiner
2005	137,700	40,300	9,554	16,812	18,406	222,772
2004	130,099	9,000	18,167	11,690	16,540	185,496
N J Wadds
2005	164,926	39,181	500	22,102	—	226,709
2004	152,071	43,200	1,000	23,771	—	220,042
C M Rogers
2005	131,057	21,840	23,727	15,354	9,791	201,769
2004	116,130	15,000	12,159	10,657	3,353	157,299
T M O’Halloran
2005	119,753	30,333	500	17,298	—	167,884
Total Remuneration: Executives
2005 Total	722,825	184,070	46,325	96,677	28,197	1,078,094
2004 Total*	695,593	131,800	38,499	86,282	28,163	980,337

#                 Appointed 10 June 2005

*                    Group totals in respect of the financial 2004 do not necessarily equal the sums of amounts disclosed for 2004 for individuals specified in 2005, as different individuals were specified in 2004.

Notes:

The terms ‘director’ and ‘officer’ have been treated as mutually exclusive for the purposes of this disclosure.

(1)          The elements of emoluments have been determined on the basis of the cost to the company and the consolidated entity.

(2)          The company uses the fair value measurement provisions of AASB 1046 Director and Executive Disclosures for Disclosing Entities for all options granted to relevant executives. For disclosure purposes, the fair value of such grants is being amortised as part of executive emoluments on a straight-line basis over the vesting period. No adjustments have been or will be made to reverse amounts previously disclosed in relation to options that never vest (i.e. forfeitures).

                           The options granted as part of executive emoluments have been valued using a Black-Scholes option pricing model, which takes account of factors such as the option exercise price, the current level and volatility of the underlying share price, the risk-free interest rate, expected dividends on the underlying share and the expected life of the option.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. DIRECTOR AND EXECUTIVE DISCLOSURES (Continued)

                           The fair value of each option is estimated on the date of grant with the following assumptions:

	7 August 2003	26 February 2004
Dividend yield	2.3%	2.3%
Expected volatility	47%	45%
Risk-free interest rate	4.8%	5.4%
Expected life of option	3.7 years	3.7 years

                           Currently, these fair values are not recognised as expenses in the financial statements. Also, no adjustments to these amounts have been made to reflect estimated or actual forfeitures (i.e. options that do not vest).

(3)          Executives are those directly accountable and responsible for the operational management and strategic direction of the company and the consolidated company.

(c) Remuneration options: Granted and vested during the year

During the financial year, there were no options granted and vested as equity compensation benefits.

(d) Shares issued during the year on exercise of options

	Shares issued number	Paid amount per share	Unpaid amount per share
Specified Directors
J G Rouse	500,000	A$1.10	—
Specified Executives
B R Davies	100,000	A$0.75	—
N J Wadds	75,000	A$0.75	—
C M Rogers	50,000	A$0.75	—
T M O’Halloran	25,000	A$1.00	—
T M O’Halloran	20,000	A$1.20	—

(e) Options holdings of specified directors and specified executives

	Balance at beginning			Net	Balance at end of	Vested at 30 June 2005
	of the year 1 July 04	Granted as Remuneration	Options Exercised	Change Other	the year 30 June 05	Total	Not Exercisable	Exercisable
Specified directors
J G Rouse	1,000,000	—	(500,000)	—	500,000	500,000	—	500,000
Specified executives
B R Davies	350,000	—	(100,000)	—	250,000	250,000	—	250,000
M R Gardiner	100,000	—	—	—	100,000	—	—	—
N J Wadds	275,000	—	(75,000)	—	200,000	200,000	—	200,000
C M Rogers	100,000	—	(50,000)	—	50,000	—	—	—
T M O’Halloran	125,000	—	(45,000)	—	80,000	80,000	—	80,000
	1,950,000	—	(770,000)	—	1,180,000	1,030,000	—	1,030,000

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. DIRECTOR AND EXECUTIVE DISCLOSURES (Continued)

(f) Shareholdings of specified directors and specified executives

Ordinary shares held in Stargames Limited (number)	Balance 1 July 04	Granted as Remuneration	On Exercise of Options	Net Change Other*	Balance 30 June 05
Specified directors
J M Messara	8,247,000	—	—	—	8,247,000
W G Bugno	—	—	—	—	—
S M Cohn	—	—	—	—	—
J R Crepaldi	37,000	—	—	—	37,000
I H Lambert	28,000	—	—	—	28,000
J G Rouse	2,056,777	—	500,000	781	2,557,558
P J Ward	1,218,500	—	—	—	1,218,500
Specified executives
B R Davies	124,839	—	100,000	556	225,395
M R Gardiner	1,127	—	—	781	1,908
N J Wadds	1,777	—	75,000	781	77,558
C M Rogers	10,354	—	50,000	3,937	64,291
T M O’Halloran	50,787	—	45,000	(48,202)	47,585
	11,776,161	—	770,000	(41,366)	12,504,795

*                    Shares acquired or disposed on market

(g) Loans to specified directors and specified executives

On 30 June 2005, a loan of A$550,000 (2004: nil) was provided to J R Rouse to purchase 500,000 Stargames Limited shares following the exercise of the share options under the Executive Director Share Option Plan. The interest rate is determined by the market benchmark interest rate, being 7.05% at 30 June 2005. Interest is calculated and payable at 31 December and 30 June of each year. The loan is repayable within two years.

There were no other loans provided to other directors and executives during the year.

(h) Other transactions and balances with specified directors and specified executives

There were no other transactions and balances with specified directors and specified executives.

24. RELATED PARTY DISCLOSURES

(a) Ultimate parent

Stargames Limited is the ultimate parent entity, a company incorporated in Australia.

(b) Wholly-owned group transactions

Inter company loans

Loans are made between wholly owned entities within the economic group to satisfy operational and strategic requirements. The loans between Australian subsidiaries are made interest free and repayment is determined by the directors and payable on demand. Interest on loans between Australian subsidiaries and overseas subsidiaries is charged at 6%, which is in reference to normal commercial terms and conditions.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

25. INTERESTS IN CONTROLLED ENTITIES

(a) Interests in controlled entities

		Percentage owned
Name	Note	2005	2004
		%	%
Advem Pty Limited	(i)	100	100
Australasian Gaming Industries Pty Limited	(i)	100	100
Precise Craft Pty Limited	(i)	100	100
Professional Vending Services Pty Limited	(i)	100	100
Stargames Assets Pty Limited	(i)	100	100
Stargames Australia Pty Limited	(i)	100	100
Stargames Corporation Pty Limited	(i)	100	100
Stargames Corporation (NZ) Pty Limited		100	100
Stargames Group Management Pty Limited	(i)	100	100
Stargames Holdings Pty Limited	(i)	100	100
Stargames Investments NL	(i)	100	100
Stargames Property Pty Limited	(i)	100	100

                           All entities have been incorporated in Australia, except Stargames Corporation (NZ) Pty Limited, which is incorporated in New Zealand.

(i)             These controlled entities (the ‘Closed Group’) have been granted relief from preparing accounts in accordance with Class Order 98/1418 issued by the Australian Securities & Investments Commission. Refer to Note 25 (b) for further details.

(b) Deed of Cross Guarantee

Entities as indicated with (i) in Note 25 (a), the ‘Closed Group’, are subject to ASIC Class Order 98/1418 and relieved from the Corporations Act requirements for preparation, audit and lodgement of their financial reports. As a condition of the Class Order, the “Closed Group” entered into a Deed of Cross Guarantee on 19 April 2000. The effect of the Deed is that Stargames Limited has guaranteed to pay any deficiency in the event of winding up of either controlled entity. The entities have also given a similar guarantee in the event that Stargames Limited is wound up.

The consolidated Statement of Financial Performance and Statement of Financial Position of the entities which are members of the “Closed Group” are as follows:

	For the year ended 30 June
	2005	2004	2003
	A$’000	A$’000	A$’000
Consolidated Statement of Financial Performance
Operating profit before income tax	9,495	8,017	7,439
Income tax expense	(2,685)	(915)	—
Operating profit after income tax	6,810	7,102	7,439
Accumulated losses at the beginning of the financial year	(3,061)	(7,364)	(14,803)
Dividends paid during the year	(4,208)	(2,799)	—
Accumulated losses at the end of the financial year	(459)	(3,061)	(7,364)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

25. INTERESTS IN CONTROLLED ENTITIES (Continued)

	As at 30 June
	2005	2004
	A$’000	A$’000
Consolidated Statement of Financial Position
Current assets
Cash assets	379	2,563
Receivables	35,100	26,265
Inventories	11,343	8,014
Loans to related parties	5,064	2,511
Other	1,121	880
Total current assets	53,007	40,233
Non-current assets
Receivables	550	—
Property, plant and equipment	7,094	5,740
Deferred tax assets	1,559	1,074
Intangible assets	2,986	3,200
Other	2,148	2,046
Total non-current assets	14,337	12,060
Total assets	67,344	52,293
Current liabilities
Payables	14,140	11,702
Interest-bearing liabilities	6,446	317
Current tax liabilities	2,305	418
Provisions	2,713	2,754
Total current liabilities	25,604	15,191
Non-current liabilities
Interest-bearing liabilities	325	359
Deferred tax liabilities	568	699
Provisions	418	278
Total non-current liabilities	1,311	1,336
Total liabilities	26,915	16,527
Net assets	40,429	35,766
Equity
Contributed equity	40,047	38,827
Asset revaluation reserve	841	—
Accumulated losses	(459)	(3,061)
Total equity	40,429	35,766

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. SEGMENT INFORMATION

Segment products and locations

The consolidated entity’s operating companies are organised and managed separately according to the nature of the products and services they provide, with each segment offering different products and serving different markets.

The gaming segment develops, produces and distributes gaming products. The vending segment distributes vending equipment and provides vending equipment related services. The “other” segment includes revenues and expenses associated with non core business investments held by Stargames Limited. General corporate revenues and expenses are classified as unallocated revenues and expenses.

Geographically, the group operates principally in one segment, being Australia.

Segment accounting policies

The group generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties at current market prices.

Segment accounting policies are the same as the consolidated entity’s policies. During the financial year, there were no changes in segment accounting policies that had a material effect on the segment information.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. SEGMENT INFORMATION (Continued)

Segment information—As at and for the year ended 30 June 2005

(a) Primary segment

Business segments	Gaming Product	Vending Equipment	Other	Eliminations	Consolidated
	A$’000	A$’000	A $’000	A$’000	A$’000
Revenue
Sales to customers outside the consolidated entity	65,715	5,503	—	—	71,218
Other revenues from customers outside the consolidated entity	156	60	—	—	216
Intersegment revenues	120	—	—	(120)	—
Total segment revenue	65,991	5,563	—	(120)
Unallocated revenue					1
Total consolidated revenue					71,435
Results
Segment result	9,681	(339)	—	—	9,342
Unallocated expenses					(643)
Consolidated entity profit from ordinary activities before income tax expense					8,699
Income tax expense					(2,685)
Net profit					6,014
Assets
Segment assets	61,239	4,043	13,300	(13,655)	64,927
Unallocated assets					1,559
Total assets					66,486
Liabilities
Segment liabilities	52,602	12,963	—	(46,289)	19,276
Unallocated liabilities					7,932
Total liabilities					27,208
Other segment information
Acquisition of property, plant and equipment, intangible assets and other non-current assets	2,431	166	—	—	2,597
Depreciation	713	39	—	—	752
Amortisation	448	55	—	—	503
Deferred research and development costs write down	831	143	—	—	974
Non-cash expenses other than depreciation, amortisation and write down	74	26	—	—	100

(b)  Secondary segment

Geographic segments. The group operates principally in one geographic segment, being Australia.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. SEGMENT INFORMATION (Continued)

Segment information—As at and for the year ended 30 June 2004

(a) Primary segment

Business segments	Gaming Products	Vending Equipment	Other	Eliminations	Consolidated
	A$’000	A$’000	A $’000	A$’000	A$’000
Revenue
Sales to customers outside the consolidated entity	60,121	5,401	—	—	65,522
Other revenues from customers outside the consolidated entity	280	113	—	—	393
Intersegment revenues	120	—	—	(120)	—
Total segment revenue	60,521	5,514	—	(120)
Unallocated revenue					1
Total consolidated revenue					65,916
Results
Segment result	8,215	101	—	—	8,316
Unallocated expenses					(657)
Consolidated entity profit from ordinary activities before income tax expense					7,659
Income tax expense					(915)
Net profit					6,744
Assets
Segment assets	47,696	3,548	13,300	(13,655)	50,889
Unallocated assets					1,138
Total assets					52,027
Liabilities
Segment liabilities	34,982	12,129	—	(36,052)	11,059
Unallocated liabilities					5,557
Total liabilities					16,616
Other segment information
Acquisition of property, plant and equipment, intangible assets and other non-current assets	2,767	116	—	—	2,883
Depreciation	674	39	—	—	713
Amortisation	3,046	107	—	—	3,153
Deferred research and development costs write down	—	—	—	—	—
Non-cash expenses other than depreciation, amortisation and write down	444	43	—	—	487

(b) Secondary segment

Geographic segments. The group operates principally in one geographic segment, being Australia.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. SEGMENT INFORMATION (Continued)

Segment information—As at and for the year ended 30 June 2003

(a) Primary segment

Business segments	Gaming Products	Vending Equipment	Other	Eliminations	Consolidated
	A$’000	A$’000	A $’000	A$’000	A$’000
Revenue
Sales to customers outside the consolidated entity	48,506	5,322	—	—	53,828
Other revenues from customers outside the consolidated entity	7,346	250	—	—	7,596
Intersegment revenues	120	—	—	(120)	—
Total segment revenue	55,972	5,572	—	(120)
Unallocated revenue					3
Total consolidated revenue					61,427
Results
Segment result	7,962	(60)	—	—	7,902
Unallocated expenses					(461)
Consolidated entity profit from ordinary activities before income tax expense					7,441
Income tax expense					—
Net profit					7,441
Assets
Segment assets	42,511	3,370	13,300	(13,655)	45,526
Unallocated assets					—
Total assets					45,526
Liabilities
Segment liabilities	34,991	12,052	—	(36,478)	10,565
Unallocated liabilities					3,684
Total liabilities					14,249
Other segment information
Acquisition of property, plant and equipment, intangible assets and other non-current assets	3,405	239	—	—	3,644
Depreciation	485	76	—	—	561
Amortisation	2,927	144	—	—	3,071
Non-cash expenses other than depreciation, amortisation and write down	250	97	—	—	347

(b) Secondary segment

Geographic segments. The group operates principally in one geographic segment, being Australia.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. FINANCIAL INSTRUMENTS

(a) Interest rate risk exposure

The economic entity’s exposure to interest rate risk and the effective weighted average interest rate for each class of financial assets and financial liabilities are set out below:

	Fixed interest rate
2005	Floating interest rate	1 year or less	over 1 to 5 years	Non interest bearing	Total carrying amount as per the Statement of Financial Position	Weighted average effective interest rate
	A$’000	A$’000	A$’000	A$’000	A$’000%
Financial assets
Cash	548	—	—	18	566	2.25
Receivables—trade	—	—	—	38,046	38,046	N/A
Receivables—other	—	—	—	277	277	N/A
Receivables—loan	—	—	550	—	550	7.05
Total financial assets	548	—	550	38,341	39,439
Financial liabilities
Bank—overdraft	737	—	—	—	737	9.60
Bank — commercial bill	—	5,500	—	—	5,500	5.88
Trade creditors and accruals	—	—	—	13,543	13,543	N/A
Finance lease liability	—	209	325	—	534	7.80
Total financial liabilities	737	5,709	325	13,543	20,314

	Fixed interest rate
2004	Floating interest rate	1 year or less	over 1 to 5 years	Non interest bearing	Total carrying amount as per the Statement of Financial Position	Weighted average effective interest rate
	A$’000	A$’000	A$’000	A$’000	A$’000%
Financial assets
Cash	2,743	—	—	—	2,743	1.62
Receivables—trade	—	—	—	27,751	27,751	N/A
Receivables—other	—	—	—	131	131	N/A
Total financial assets	2,743	—	—	27,882	30,625
Financial liabilities
Bank—overdraft	109	—	—	—	109	9.35
Bank — commercial bill	—	—	—	—	—	N/A
Trade creditors and accruals	—	—	—	11,100	11,100	N/A
Finance lease liability	—	208	359	—	567	6.27
Other loans (Hire purchase)	—	—	—	—	—	N/A
Total financial liabilities	109	208	359	11,100	11,776

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. FINANCIAL INSTRUMENTS (Continued)

(b) Net fair values

The carrying value of all financial assets and liabilities at the balance date approximate their fair value.

(c) Credit risk

The economic entity’s maximum exposures to credit risk as at balance date in relation to each class of financial assets is the carrying amount of those assets, net of any provision for doubtful debts  as indicated in the Statement of Financial Position.

As at the balance date, there was concentration of credit to specific trade debtors. A distributor of gaming products accounted for 32% (2004:16%) of the total trade receivables as at 30 June 2005. The economic entity has carried out a comprehensive assessment of the financial position of this debtor and has in place procedures and agreements to minimise its credit risk.

(d) Hedging instruments

At reporting date there were no outstanding forward exchange hedging contracts.

28. IMPACT OF ADOPTING AUSTRALIAN EQUIVALENTS TO IFRS

For reporting periods beginning on or after 1 January 2005, the Company and the consolidated entity (herein referred to as ‘the Company’) is required to prepare financial statements that comply with Australian Equivalents to International Financial Reporting Standards (AIFRS). The adoption of AIFRS will be reflected in the Company’s financial statements for the year ending 30 June 2006.

The transition date of implementation of AIFRS is 1 July 2004, except for AASB 132 Financial Instruments: Disclosure and Presentation and AASB 139 Financial Instruments: Recognition and Measurement whose transition date will be 1 July 2005 under the exemption within AASB 1 First-Time Adoption of Australian Equivalents to International Financial Reporting Standard.

The Company has formed a project team to manage the transition to AIFRS. The Company’s management, with the assistance of external consultants, have completed the preliminary assessment of the significance of the impact. The information disclosed below reflects management’s knowledge of the standards and the best estimates of the quantitative impact of changes as at the date of this report. The actual effects of transition to AIFRS may differ from the estimates disclosed due to (a) on going work undertaken by the AIFRS project team, (b) potential amendments to AIFRSs and interpretations issued by the standard setters and (c) emerging accepted practice in the interpretation and application of AFIRS and UIG Interpretations.

The following key areas have been identified as the major key impacts on transition.

Intangible Asset—Goodwill

Goodwill represents the difference between the cost of a business combination over the net fair value of the identifiable assets and liabilities acquired.

AGAAP accounting policy:  Goodwill is amortised on a straight line basis over the period during which the benefits are expected to arise being 5 to 20 years.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

28. IMPACT OF ADOPTING AUSTRALIAN EQUIVALENTS TO IFRS (Continued)

AIFRS accounting policy:  Under AASB 3 Business Combinations, amortisation of goodwill is prohibited, and has been replaced by an annual impairment test, in accordance with AASB 136 Impairment of Assets, which focuses on the cash flows of the relevant cash generating unit.

Estimated impact:  Under the exemption within AASB 1 First-Time Adoption of Australian Equivalents to International Financial Reporting Standards, the Company will apply the new policy on future business combinations and will not adjust previous business combinations retrospectively. The net goodwill amount of A$3.2 million at 30 June 2004 arose from the acquisition of the gaming division in 1999. This amount entirely represented goodwill at the date of transition to AIFRS as there were no other intangible assets assumed in the value. Also, as part of the AASB 1 requirements, the goodwill value is subject to an impairment test on transition date, being 1 July 2004. From the preliminary assessment, the Company has not identified any impairment issues. Therefore, the Company does not expect adjustments to goodwill and retained earnings at 1 July 2004. The elimination of goodwill amortisation would reduce expenses and increase earnings for year ended 30 June 2005 by A$0.2 million under AIFRS.

Intangible Asset—Research & Development Costs

AGAAP accounting policy:  Research and development costs are expensed as incurred, except where future benefits are expected, beyond any reasonable doubt, to exceed those costs. Where research and development costs are deferred such costs are amortised over future periods on a basis related to expected future benefits.

The deferred research and development costs are assessed at each reporting date to determine if they are recoverable. Should the carried amount exceed the expected future benefits, the deferred research and development costs will be written down to their recoverable amount.

AIFRS accounting policy:  Under AASB 138 Intangibles, an intangible asset arising from development (or from the development phase of an internal project) is to be recognised if, and only if, the entity can demonstrate meeting all the recognition criteria of this standard. Research costs are expensed as incurred.

The deferred development costs are subject to impairment test under AASB 136 Impairment of Assets. The test is required annually for intangible assets with an indefinite useful life or more frequently where there is an indicator of impairment. For finite life intangible assets, the impairment test is performed where impairment indicators exist. An impairment loss shall be recognised in the Profit and Loss if the recoverable amount of the deferred development costs is less than the carrying amount.

Estimated impact:  At 30 June 2004, the capitalised R&D costs were A$2.0 million. At 1 July 2004, on transition to AIFRS, A$0.3 million of these costs would not meet the new recognition criteria and would be adjusted against the retained earnings. The remaining deferred development costs of A$1.7 million from gaming projects are carried forward. The effect of the transition adjustment will be A$0.1 million increase in net profit and retained earnings for year ended 30 June 2005, being A$0.3 million mentioned above less A$0.2 million amortised in 2005.

Property, Plant & Equipment

AGAAP accounting policy:  All classes of property, plant and equipment are measured at cost, except land and buildings which are measured at fair value. The depreciable amount of all fixed assets, excluding

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

28. IMPACT OF ADOPTING AUSTRALIAN EQUIVALENTS TO IFRS (Continued)

freehold land, is depreciated over their useful lives commencing from the time the asset is held ready for use.

AIFRS accounting policy:  Under AASB 116 Property, Plant and Equipment, the value of each class of property, plant and equipment can be measured using the cost model or the revaluation model. The Company has elected to adopt the cost model. The property, plant and equipment will be carried at its cost less accumulated depreciation and accumulated impairment losses.

Estimated impact:  Under the transition rules within AASB 1 First-Time Adoption of Australian Equivalents to International Financial Reporting Standards, an entity may elect to use the fair value as the ‘deemed cost’ at the transition date. In August 2004, the value of land and buildings was reviewed by an independent valuer. The property was re-valued to A$4.7 million, an increase in value of A$0.8 million. Stargames assesses that this value also represents the fair value of the property at 1 July 2004. Therefore, A$4.7 million is treated as the deemed cost on transition to AIFRS. As a consequence of this revaluation, fixed assets will increase by A$0.8 million and a deferred tax liability of A$0.2 million will be recognised with the corresponding A$0.6 million being transferred to retained earnings on 1 July 2004.

Impairment of Assets

AGAAP accounting policy:  Non current assets are not carried at an amount above their recoverable amount, and where carrying values exceed this recoverable amount, assets are written down. In determining recoverable amount, the expected net cash flows are discounted to their present value using a market determined risk adjusted discount rate.

AIFRS accounting policy: Under AASB 136 Impairment of Assets, the recoverable amount of an asset is defined as the higher of an asset’s (or cash-generating unit’s) fair value less costs to sell and its value is use. In determining value in use, projected net cash flows expected to derived from the asset are discounted. Asset impairment is assessed for the individual asset or at the ‘cash generating unit’ level.

Estimated impact:  Management are not aware of any assets value required to be impaired. This is subject to the project team’s further review.

Share-based payment

AGAAP accounting policy:  no expense is recognised for equity based compensation.

AIFRS accounting policy: Under AASB 2 Share-based payment, equity based compensation to employees will be recognised as an expense in respect of the services received over the vesting period.

Estimated impact:  According to the transitional rules, share options which were issued after 7 November 2002 and not vested on 1 January 2005, must have their fair value (determined at grant date) recognised as an expense and amortised over the relevant vesting period. From the review of the Company’s share option plans, there are three employee share options have been identified as granted after 7 November 2002 and not vested on 1 January 2005. The impact of recognising the expenses for the share-based remuneration is not significant.

Income Tax

AGAAP accounting policy:  The Company adopts the liability method of tax-effect accounting which uses the ‘profit and loss approach’ for the purpose of calculating deferred tax balances.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

28. IMPACT OF ADOPTING AUSTRALIAN EQUIVALENTS TO IFRS (Continued)

AIFRS accounting policy:  Under AASB 112 Income Taxes, income tax is calculated on the ‘balance sheet liability method’. This method recognises deferred tax balances when there is a difference between the carrying value of an asset or liability and its tax base.

Estimated impact:  At 1 July 2004 on transition to AIFRS, the Company is required to re-calculate the deferred tax balances under the ‘balance sheet liability method’. There will be an A$0.2 million increase in the deferred tax liability balance arising from the temporary difference between the accounting value and tax base value of land and buildings. Other than this, the Company does not expect any material changes in the deferred tax assets or deferred tax liabilities balances at 1 July 2004.

Financial Instruments

Management has decided to apply the exemption provided in AASB 1 First Time Adoption of Australian Equivalents to International Financial Reporting Standards which permits the company not to apply the requirements of AASB 132 Financial Instruments: Presentation and Disclosures and AASB 139 Financial Instruments: Recognition and Measurement for the financial year ended 30 June 2005. These standards will be applied from 1 July 2005. The AIFRS project team is in the process of determining the impact that adopting the standards will have on the financial statements of the company.

Estimated impact: There is no impact for the year ended 30 June 2005 as the exemption will be taken.

Revenue

AGAAP accounting policy: Revenue from sale of goods is recognised when control of the goods has passed to the buyer. Revenue from the rendering of a service is recognised upon delivery of the service to the customer. Revenue from licence and distribution arrangements is recognised when the relevant technology or distribution rights are transferred.

AIFRS accounting policy: Under AASB 118 Revenue, Revenue from sale of goods is recognised when the significant risks and rewards of ownership have passed to the buyer and the costs incurred or to be incurred in respect of the transaction can be readily measured. Revenue from the rendering of a service is recognised either by reference to the stage of completion of a contract or upon delivery of the service to the customer. Revenue from licence and distribution arrangements is recognised on an accruals basis in accordance with the substance of the relevant agreement.

Estimated impact: Management are currently in the process of quantifying the impact of this change in accounting policy.

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Australia (“AGAAP”), which differ in certain respects from those generally accepted in the United States (“US GAAP”). The following is a summary of adjustments to Stargames’ net income, earnings per share and shareholders’ equity which would be required had the consolidated financial statements been prepared in accordance with US GAAP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

Reconciliation of Net Income to US GAAP

	For the year ended 30 June
	AUD 2005	USD 2005	AUD 2004
	(In $ 000’s)
AGAAP Net income as reported	6,014	4,577	6,744
Sales profit not recognized under US GAAP	(3,092)	(2,353)	(2,442)
Income tax credit—sales profit	928	706	733
Reversal of goodwill amortization	214	163	286
Write-off capitalised development costs	163	124	1,281
Income tax debit—capitalised development costs	(49)	(37)	(384)
Recognition of tax losses	—	—	(1,113)
Depreciation of revalued building	55	41	—
US GAAP Net income	4,233	3,221	5,105

Statement of financial performance measured and classified per US GAAP

	For the year ended 30 June
	AUD	USD	AUD	USD
	AGAAP	AGAAP	US GAAP	US GAAP
	2005	2005	2005	2005
	(In $000’s)
Revenue
Gaming products sales and service	65,716	50,010	62,394	47,482
Vending products sales and service	5,503	4,188	5,434	4,135
Other	66	50	66	50
Total revenue	71,285	54,248	67,894	51,667
Costs and expenses
Cost of royalties	5,785	4,402	5,941	4,520
Cost of sales and service	34,202	26,028	33,440	25,448
Selling, general and administrative	17,025	12,956	16,867	12,836
Research and development	5,505	4,189	5,538	4,214
Total costs and expenses	62,517	47,575	61,786	47,018
Income from operations	8,768	6,673	6,108	4,649
Other income (expense)	(69)	(53)	(69)	(53)
Income from continuing operations before tax	8,699	6,620	6,039	4,595
Provision for income taxes	2,685	2,043	1,806	1,374
Net income from continuing operations	6,014	4,577	4,233	3,221
Basic Earnings Per Share (cents)	6.42	4.88	4.52	3.44
Diluted Earnings Per Share (cents)	6.39	4.87	4.50	3.42

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

	For the year ended 30 June
	AUD AGAAP 2004	AUD US GAAP 2004
	(In 000’s)
Revenue
Gaming products sales and service	60,121	54,975
Vending products sales and service	5,401	5,374
Other	121	121
Total revenue	65,643	60,470
Costs and expenses
Cost of royalties	3,998	3,773
Cost of sales and service	33,821	31,658
Selling, general and administrative	14,160	13,279
Research and development	6,114	5,085
Total costs and expenses	58,093	53,795
Income from operations	7,550	6,675
Other income (expense)	109	109
Income from continuing operations before tax	7,659	6,784
Provision for income taxes	915	1,679
Net income from continuing operations	6,744	5,105
Basic Earnings Per Share (cents)	7.23	5.47
Diluted Earnings Per Share (cents)	7.18	5.43

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

Reconciliation of shareholder’s equity to US GAAP

	As at 30 June
	AUD	USD	AUD
	2005	2005	2004
	(In 000’s)
Shareholders’ equity under AGAAP	39,278	29,891	35,411
Opening balance adjustments
Reverse prior year capitalised development costs	(2,046)	(1,557)	(3,327)
Derecognise deferred tax liability—development costs	614	467	998
Recognise prior year goodwill impairment	—	—	(73)
Reverse prior years goodwill amortisation	428	163	214
Recognise carried forward tax losses	—	—	1,113
	(1,004)	(764)	(1,075)
Revaluation of land and buildings
Revaluation of land and buildings	(841)	(640)	—
Depreciation on revalued buildings	55	42	—
	(786)	(598)	—
Goodwill
Reverse goodwill amortisation	214	163	286
Development costs
Reverse capitalised development costs	(890)	(677)	(1,425)
Reverse amortisation of development costs	79	60	2,706
Reverse impairment of capitalised development costs	974	741	—
	163	124	1,281
Reverse deferred tax liability—development costs	(49)	(37)	(384)
	114	87	897
Revenue recognition
Reverse trade debtors	(11,682)	(8,890)	(8,291)
Recognise inventory	4,481	3,410	3,719
Recognise deferred assets—royalty expense	275	209	432
Recognise deferred assets—commission expense	51	39	359
Recognise deferred tax assets—current	2,062	1,569	1,135
	(4,813)	(3,663)	(2,646)
Utilised carried forward tax losses	—	—	(1,113)
Shareholders’ equity under US GAAP	33,003	25,116	31,760

(a) Revenue Recognition

Under AGAAP, revenue from the sale of goods is recognized when control of the goods has passed to the buyer. The assessment of when control of an asset is lost by the seller (passes to the buyer) requires an examination of the circumstances of the transaction. In most cases, the transfer of control coincides with the transfer of the legal title or the passing of possession to the buyer. This is the case for most retail sales. In other cases, the transfer over control of goods or other assets occurs at a different time from the transfer of legal title or the passing of possession.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

Under USGAAP, revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

The Company adjusted revenue primarily due to bill and hold sales that do not meet the delivery criteria under USGAAP. Staff Accounting Bulletin No. 104 ("SAB104"), Revenue Recognition, was issued in December 2003, and provides guidance for the recognition of bill and hold sales. Per SAB 104, delivery generally is not considered to have occurred unless the product has been delivered to the customer's place of business or another site specified by the customer. If the customer specifies an intermediate site but has a substantial portion of the sales price is not payable until delivery is made to a final site, then revenue should not be recognized until final delivery has occurred.

Other significant revenue adjustments included timing differences resulting from sales cut-off. The Company’s shipping terms for domestic sales have historically been FOB destination. Under AGAAP, domestic sales are recorded upon shipment (deemed to be the point at which control passes to the buyer) while under USGAAP, such sales are recorded at the time of customer receipt (consistent with the contractual terms of the sale).

(b) Research and development costs

Under AGAAP, research and development costs are expensed as incurred, except where future benefits are expected, beyond reasonable doubt, to exceed those costs. Where research and development costs are deferred, such costs are amortized over future periods on a basis related to the expected future benefits. Unamortized costs are reviewed at each balance sheet date to determine the amount (if any) that is no longer recoverable and any amount identified as no longer recoverable is written off.

Under US GAAP research and development costs are expensed when incurred.

(c) Property, plant and equipment

Revaluations

AGAAP allows property, plant and equipment to be revalued upwards. Increases in revalued amounts are recorded in an asset revaluation reserve, unless they reverse a previous revaluation decrease charged to the statement of financial performance. Impairments (decreases) to asset values are recorded in the statement of financial performance, unless they reverse a previous increase still remaining in the asset revaluation reserve. Revaluations of property, plant and equipment are not allowed under US GAAP except for permanent impairments.

Depreciation expense

Depreciation expense for AGAAP and US GAAP has been calculated using the diminishing value method of depreciation. Under AGAAP, depreciation expense is based on the recorded amount of the asset and is therefore higher for assets that have been revalued upwards. Depreciation expense has been adjusted to reflect depreciation based on original cost in the reconciliations of net income and shareholders’ equity to US GAAP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

(d) Income tax

Under AGAAP, timing differences are recorded in the statement of financial position as deferred tax assets and liabilities using the liability method of tax effect accounting. Future income tax benefits relating to tax losses and timing differences are not recorded as an asset unless the benefit is considered virtually certain of being realised.

Under US GAAP, deferred tax assets and liabilities are created for all temporary differences between the accounting and tax basis of assets and liabilities that will reverse during future taxable periods, including tax losses. Deferred tax assets are reduced by a valuation allowance if, in the opinion of management, it is more likely than not that some portion, or all of the deferred tax asset, will not be realised. The ultimate realisation of deferred tax assets is dependent upon the generation of future taxable profits during the period in which those temporary differences and tax loss carryforwards become deductible.

Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making this assessment. The Company increases or decreases deferred tax balances for the income tax effect of accounting differences included in the reconciliations of net income and shareholders’ equity to US GAAP.

For AGAAP, the Company classifies all deferred tax balances as non current. For US GAAP, the classification between current and non current is based on the statement of financial position classification of the underlying net current and non current asset or liability. Where there is no underlying asset or liability the classification is based on when the temporary difference is expected to reverse.

For AGAAP, fair value adjustments in a business combination, including the recognition of identifiable assets, are not tax effected. Under US GAAP, basis differences arising from such fair value adjustments are treated as temporary differences and tax effected as part of the acquisition accounting, if the basis difference results in taxable or deductible amounts in future years when the related asset or liability is recovered or settled.

As at 30 June 2005, foreign operations have operating loss carryforwards of A$0.19 million. Management has established a valuation allowance of A$0.19 million due to the uncertainty over the ability to utilise these operating loss carryforwards.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

Management records deferred income taxes to reflect the income tax consequences in future years between the financial reporting and income tax bases of assets and liabilities, and future tax benefits such as net operating loss carryforwards and other tax credits. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to reverse. The valuation allowance reduces deferred tax assets to an amount that is more likely than not to be realized. We evaluate the likelihood of recovering the deferred tax assets by estimating sources of future taxable income. The provision for income taxes is the sum of the tax currently payable and the change in deferred taxes during the year, as follows:

	For the year ended 30 June
	AUD	AUD
	2005	2004
	(In 000’s)
Current income taxes payable	3,196	1,294
Deferred taxes	(1,390)	385
Total provision for income taxes	1,806	1,679

Deferred tax assets and liabilities consisted of the following as of 30 June:

	As at 30 June
	AUD	AUD
	2005	2004
	(In 000’s)
Deferred tax assets
Current
Provision	525	431
Employee benefits	720	484
Reversed revenue	2,062	1,135
Other	74	73
	3,381	2,123
Non current
Employee benefits	125	83
Foreign net operating loss carryforward	191	84
Other	117	3
	433	170
Less: valuation allowance	(191)	(84)
	242	86
Total gross deferred tax assets	3,623	2,209
Deferred tax liabilities
Current
Accounts receivable	3	85
Non current
Other	2	—
Total gross deferred tax liabilities	5	85
Net deferred tax assets	3,618	2,124

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

(e) Goodwill and other intangible asset adjustments

Under AGAAP, intangible assets acquired in a business combination are not recognized separately from goodwill. Intangible assets are amortized on a straight-line basis over a period not exceeding 20 years.

Under US GAAP, intangible assets that arise from a contractual or other legal right or capable of being separated or divided from the acquired entity and sold, transferred, licenses, rented, or exchanged should be accounted for separate from goodwill. Intangible assets (including goodwill) with indefinite useful lives are not amortized but that tested for impairment at least annually by comparing the fair values of those assets with the recorded amounts. Intangible assets with useful lives are amortized over the useful lives and are required to be reviewed and assessed for impartment. Once an impairment loss is recorded, it is not reversed.

FAS 142 Goodwill and Other Intangible Assets became effective for financial years beginning on or after 15 December 2001. Stargames first applied FAS 142, effective July 1, 2002, and reversed all amortization expense subsequently recorded under AGAAP.

(f) Recently Issued United States Accounting Standards

In November 2004, the FASB issued SFAS No. 151 revising Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, wasted material (spoilage). This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe that adoption of this statement will have a material impact on our results of operations, financial position or cash flows.

In December 2004, the FASB issued SFAS 123R. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. On April 14, 2005, the Securities and Exchange Commission (“SEC”) announced the adoption of a rule that defers the required effective date of SFAS 123R. The SEC rule provides that SFAS 123R is now effective for registrants as of the beginning of the first fiscal year beginning after June 15, 2005, instead of at the beginning of the first quarter after June 15, 2005 (as prescribed by SFAS 123R). We will continue to compute compensation expense for stock options using the Black-Scholes valuation model and will utilize the modified prospective method for adoption of SFAS 123R. Additionally, in March 2005, the SEC issued Staff Accounting Bulletin 107, Share-Based Payment (“SAB 107”), to provide interpretative guidance on SFAS 123R valuation methods assumptions used in valuation models and the interaction of SFAS 123R with existing guidance. SAB 107 also requires the classification of stock compensation expense to the same financial statement line item as cash compensation, and therefore, will impact cost of lease and royalties, cost of sales and service, related gross profits and margins, selling, general and administrative expenses and research and development expenses.

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”), “Accounting Changes and Error Corrections”, a replacement of Accounting Principles Board (“APB”) Opinion No. 20 and SFAS No. 3. SFAS 154 changes the requirement for the accounting for and reporting of a change in accounting principles. SFAS 154 applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The provisions of SFAS 154 will be effective for accounting changes made in fiscal years beginning after December 15, 2005. We have not yet completed our evaluation, or determined the impact to our results of operations of adoption of SFAS 154.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

(g)           Share option plans

As discussed in Note 18, the Company issues options to its executives and employees under a number of plans. Under AGAAP, no cost attributable to share options issued under the plan has been recognised in the statement of financial performance. Under US GAAP, the Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations (“APB 25”). The plan is considered a fixed plan as the number of shares the executives and employees are entitled to receive are known at the date of grant. As the intrinsic value of the options under each plan is zero no compensation charge has been recognized under US GAAP.

SFAS No.123 “Accounting for Stock-Based Compensation (“SFAS 123”) requires recognition of compensation expense for options over the vesting period based on the estimated grant date fair value of those options. The Company has determined the pro forma information (below) under the fair value method of SFAS 123. The Black-Scholes option pricing model was used with the following weighted-average assumptions for options issued in each year:

	February 26, 2004	August 7, 2003
Risk-free interest rate	5.4%	4.8%
Dividend yield	2.3%	2.3%
Volatility factor	44.8%	47.0%
Weighted-average expected life (years)	3.7	3.7

The weighted-average fair values of options granted 2004 were A$0.37. There were no options granted in 2005.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

29. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

In accordance with SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure” (“SFAS 148”) the following table illustrates the effect on US GAAP net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

	Year ended June 30
	AUD	AUD
	2005	2004
Net income, as reported ($’000)	4,233	5,105
Add (deduct): Total stock-based employee compensation determined under fair value based method for all awards, net of related tax effects	—	—
Proforma net income	4,233	5,105
Earnings per share:
Basic—as reported (cents)	4.52	5.47
Basic—proforma (cents)	4.52	5.47
Diluted—as reported (cents)	4.50	5.43
Diluted—proforma (cents)	4.50	5.43

DIRECTORS’ DECLARATION

The directors of Stargames Limited declare that:

(1)         In the opinion of the directors:

(a)           the financial statements of the company, which represents the consolidated group, is in accordance with the Corporation Act 2001, including:

(i)             giving a true and fair view of the company’s financial position as at 30 June 2005 and of the performance for the year ended on that date; and

(ii)         complying with Australian Accounting Standards and Corporations Regulations 2001; and

(b)          there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

(2)         This declaration has been made after receiving the declarations required to be made to directors in accordance with section 295A of the Corporation Act 2001 for the financial year ended 30 June 2005.

(3)         In the opinion of the directors, as at the date of this declaration, there are reasonable grounds to believe that the members of the Closed Group identified in Note 25 will be able to meet any obligations or liabilities to which they are or may become subject, by virtue of the Deed of Cross Guarantee.

This declaration is made in accordance with a resolution of the board of directors and is signed for and on behalf of the directors by:

/s/ J G ROUSE
J G Rouse
Managing Director

Sydney
March 20, 2006